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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report: (Date of earliest event reported): January 2, 2001


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                  1-12574                                         13-3532643
(State of Incorporation)                  (Commission File Number)                   (IRS Employer Identification No.)
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                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)


                                 (713) 796-8822
              (Registrant's telephone number, including area code)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS


On January 5, 2001, we announced that we have received approximately $21.7 million from the exercise of approximately 2,570,000 of our publicly traded
Common Stock Warrants (AMEX:TXB/WS), (the "Warrants"). The Warrants expired at
5:00 PM, eastern standard time, on Sunday, December 31, 2000 and were exercisable until Tuesday, January 2, 2001. The exercise price of the Warrants was $8.44 with one Warrant equal to one share of Texas Biotechnology stock.
There were approximately 3.8 million Warrants outstanding.

As a result of the exercise of these Warrants, we currently have over $110 million in cash, cash equivalents and investments, and approximately 43.6 million common shares outstanding.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2001                    TEXAS BIOTECHNOLOGY CORPORATION


                                         /s/ Stephen L. Mueller
                                         ---------------------------------------
                                         Stephen L. Mueller
                                         Vice President, Finance and
                                         Administration, Secretary and Treasurer